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                                   HEI, Inc.
               (Name of Registrant as Specified In Its Charter)

                             FANT INDUSTRIES INC.

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Press release, dated June 15, 1998

                             Fant Industries Inc.
                             2154 Highland Avenue
                           Birmingham, Alabama 35205
                             Phone: (205) 933-1030

For further information contact:

Anthony J. Fant
(205) 933-1030

Richard Grubaugh
Beacon Hill Partners
(212) 843-8500

FOR IMMEDIATE RELEASE

FANT INDUSTRIES EXTENDS OFFER FOR SHARES OF HEI, INC.

NEW YORK, NEW YORK - June 15, 1998 -- The Fant Industries Inc. tender offer, proration period, and withdrawal rights have been extended and will expire on Monday, July 20, 1998 at 12:00 midnight New York City Time unless extended further. To date, approximately 1,461,000 shares of the Company's Common Stock have been tendered

R.J. Steichen & Co. is the Dealer Manager, and Beacon Hill Partners, Inc. is the Information Agent.






Advertisement published June 15, 1998

To the Shareholders of HEI, Inc.

HEI's Board says that they've "earned" your support.
Let's talk about "earnings."

In the first six months of fiscal 1998, HEI's earnings dropped 94% from the same period last year.

Over the last five years, HEI's earnings have declined at an average rate of 19.5% per year, while earnings growth in the industry has significantly outperformed that of the S&P 500. And, HEI earnings are expected to decline this year, while continued earnings growth is expected for the industry.

As a result, HEI's shareholders have "earned" a 50% decrease in the value of their stock since January 1997.

As shareholders, we do not believe that HEI's Board has "earned" 160,000 the stock options it has taken over the last four years, nor do we believe management has "earned" the increased cash bonuses and stock options they have taken each year.

Don't you think you've earned the right to demand new leadership?

[AREA GRAPH SHOWING THE HEI MONTH-END STOCK PRICES FROM 1/1/97 THROUGH
5/31/98.]

Your vote is important! Return the GREEN proxy card today. If you have questions or need assistance voting your shares, please contact Beacon Hill Partners at (800) 253-3814.

FANT INDUSTRIES INC.